Exhibit (a)(140)

VOYA INVESTORS TRUST

AMENDMENT #126 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Effective: July 17, 2026

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including Article VI, Section 6.3 and Article XI, Sections 11.2 and 11.4, hereby amend the Declaration of Trust to:

1.Abolish the Class S shares of Voya Inflation Protected Bond Plus Portfolio and the establishment and designation thereof, there being no shares of such class currently outstanding.

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Jody T. Foster

Jody T. Foster, as Trustee

/s/ Dennis A. Johnson

Dennis A. Johnson, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Christopher P. Sullivan Christopher P. Sullivan, as Trustee

/s/ Mark R. Wetzel

Mark R. Wetzel, as Trustee

/s/ Christian G. Wilson Christian G. Wilson, as Trustee